Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No.1 to Form S-1 of our report dated July 14, 2022, with respect to our audits of the consolidated financial statements of Permex Petroleum Corp. as of and for the years ended September 30, 2021 and 2020, which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

July 15, 2022